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                                                                 EXHIBIT 9(a)(1)

                               AMENDED SCHEDULE A

                         EATON VANCE MUTUAL FUNDS TRUST

                    AMENDED ADMINISTRATIVE SERVICES AGREEMENT

                             DATED OCTOBER 23, 1995


                   Eaton Vance Cash Management Fund
                   Eaton Vance Liquid Assets Fund
                   Eaton Vance Money Market Fund
                   EV Classic Government Obligations Fund
                   EV Marathon Government Obligations Fund
                   EV Traditional Government Obligations Fund
                   EV Classic High Income Fund
                   EV Marathon High Income Fund
                   EV Classic Strategic Income Fund
                   EV Marathon Strategic Income Fund
                   EV Marathon Tax-Managed Growth Fund
                   EV Traditional Tax-Managed Growth Fund